EXHIBIT 99.1

DIGIMARC

Audit Committee Charter

____________________________________________________________________________________________________________

As part of the commitment of the Company and the Board of Directors to good governance practices, the Audit Committee regularly reviews its charter and recommends to the Board of Directors changes to the charter.  The Audit Committee reviewed its charter and made recommendations in December 2002 to take into account the adoption of the Sarbanes-Oxley Act of 2002.  The Board of Directors adopted changes to the charter in April 2003 to implement the broader scope and authorities contemplated by that act.

DIGIMARC CORPORATION AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Digimarc Corporation (the “Company”) is responsible for overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company, the audits of the financial statements of the Company, and such other duties as directed by the Board.  The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.  The Committee is directly responsible for the appointment, compensation, retention and oversight of the public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) engaged to prepare or issue an audit report on the financial statements of the Company or perform other audit, review or attest services for the Company.

MEMBERSHIP

The membership of the Committee shall consist of at least three directors who are independent and who are able to read and understand fundamental financial statements.  At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.  Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director.  Applicable laws and regulations shall be followed in evaluating a member’s independence.  Each member of the Committee as well as the chairperson of the Committee shall be appointed by the full Board.

COMMUNICATIONS/REPORTING

The public accounting firm shall report directly to the Committee.  The Committee is expected to maintain free and open communication with the public accounting firm, the financial and legal personnel of the Company, and the Company’s management.  This communication shall include regularly scheduled private executive sessions with each of these parties.  The Committee chairperson shall report on Committee activities to the full Board.

EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee.  The Company shall assist the Committee in maintaining appropriate financial literacy.

AUTHORITY

In discharging its oversight role, the Committee is empowered to conduct or authorize investigations of any matter brought to its attention and the Committee has the authority to engage independent counsel or other advisors, as it determines necessary to carry out its duties.

RESPONSIBILITIES

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist.  The responsibilities checklist will be updated annually to the extent necessary, including to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices.  As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this Charter.

In addition, the Committee shall review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers applicable to Nasdaq listed issuers.

The Committee relies on the expertise and knowledge of management of the Company and the public accounting firm in carrying out its oversight responsibilities.  Management of the Company is responsible for determining that the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles.  The public accounting firm is responsible for auditing the Company’s financial statements.  It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures, and controls.

The Board and the Committee are in place to represent the Company’s stockholders.  Accordingly, the public accounting firm is ultimately accountable to the Board and the Committee.

	AUDIT COMMITTEE RESPONSIBILITIES	WHEN PERFORMED
	CHECKLIST	Audit Committee Meetings
		Winter	Spring	Summer	Fall	A/N*
1	The Committee will perform such other functions assigned by law, the Company’s charter or bylaws, or the Board of Directors.					x
2

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.  The Committee shall be empowered to retain independent counsel, accountants, or others to assist it as it determines necessary to carry out its duties.

x
3

The Committee shall meet no fewer than four times a year or more frequently as circumstances require.  The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

		x	x	x	x	x
4

The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, the General Counsel and the public accounting firm.

		x	x	x	x	x
5

The Committee will provide an open avenue of communication between the internal auditors, the public accounting firm, Finance management and the Board of Directors.  The Committee will report actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

x
6	The Committee will review the Audit Committee Charter and update the Audit Committee Responsibilities Checklist annually and update them as necessary.				x
7	The Committee will provide a report in the Company’s proxy statement in accordance with the requirements of the Securities and Exchange Commission (“SEC”).		x
8	The Committee will include a copy of the Audit Committee Charter and Audit Committee Responsibilities Checklist as an appendix to the proxy statement at least once every three years.					x
9

The Committee will appoint, retain, approve the compensation of, and provide oversight of the public accounting firm (including resolution of disagreements between management and the auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

		x	x	x	x

10	The Committee will review and advise on the appointment or change of key personnel in Financial management.					x
11

The Committee will confirm annually the independence of the public accounting firm, and quarterly review the firm’s non-audit services and related fees.  The Committee shall require that the public accounting firm at least annually provide a formal written statement delineating all relationships between the public accounting firm and the Company consistent with the rules of the National Association of Securities Dealers (“NASD”) applicable to Nasdaq listed issuers and request information from the public accounting firm and management of the Company to determine the presence or absence of a conflict of interest.  The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.  The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the auditors.

		x	x	x	x
12	The Committee will verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has financial sophistication.				x
13	The Committee will review the independence of each Committee member based on NASD and other applicable rules.				x
14

The Committee will inquire of Finance management, the General Counsel, and the public accounting firm about significant financial risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Company, and the Committee will also inquire of Finance management, the General Counsel, and the public accounting firm about the effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

x
15

The Committee will review with the public accounting firm and Finance management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.

x

16

The Committee will consider and review with the public accounting firm, Financial management and the General Counsel:

a.  The adequacy of the Company’s internal controls including computerized information system controls and security.

b.  Any related significant findings and recommendations of the public accounting firm and internal audit together with management’s responses thereto.

x
17	The Committee will review with Finance management any significant changes to GAAP and/or related policies or standards.	x	x	x	x
18

The Committee will review with Finance management and the public accounting firm at the completion of the annual audit:

a.  The Company’s annual financial statements and related footnotes.

b.  The public accounting firm’s audit of the financial statements and its report thereon.

c.  Any significant changes required in the public accounting firm’s audit plan.

d.  Any difficulties or disputes with management encountered during the course of the audit.

e.  Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

f.  Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the public accounting firm in its annual management letter.

		x				x
19

The Committee will review with the management and the public accounting firm at least annually the Company’s critical accounting policies, alternative treatments of financial information and other material written communications between the public accounting firm and management.

		x				x
20

The Committee will review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business.

		x				x

21

The Committee will consider and review with Finance management and the General Counsel:

a.  Significant findings during the year and management’s responses thereto.

b.  Any difficulties encountered in the course of their reviews, including any restrictions on the scope of their work or access to required information.

c.  Any changes required in planned scope of their review.

x
22	The Chairman and a quorum of the Audit Committee will participate in an in-person or telephonic meeting among Finance management and the public accounting firm prior to earnings release.	x	x	x	x
23	The Committee will review the periodic reports of the Company with Finance management, the General Counsel and the public accounting firm prior to filing of the reports with the SEC.	x	x	x	x
24

In connection with each periodic report of the Company, the Committee will review:

a.  Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.

b.  The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.

		x	x	x	x	x
25

The Committee will review filings (including interim reporting) with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.

		x	x	x	x	x
26

The Committee will monitor the appropriate standards adopted as a code of conduct for the Company, and review with Finance management and the General Counsel the results of the review of the Company’s activities to monitor compliance with such standards and its compliance policies.

		x				x
27

The Committee will review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

x
28

The Committee will meet with the public accounting firm in executive session to discuss any matters that the Committee or the public accounting firm believe should be discussed privately with the Committee.

		x	x	x	x
29	The Committee will meet with the General Counsel in executive sessions to discuss any matters that the Committee or the General Counsel believe should be discussed privately with the Audit Committee.					x

30	The Committee will meet with Finance management in executive sessions to discuss any matters that the Committee or Finance management believe should be discussed privately with the Audit Committee.					x
31	The Committee will discuss with the public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.	x	x	x	x
32

The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the public accounting firm to the Company, other than as may be allowed by applicable law.

x
33

The Committee will establish and review procedures for:

(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and

(b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

x

* A/N means "as needed."